SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SANDISK CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SANDISK CORPORATION
140 Caspian Court
Sunnyvale, California 94089

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of SanDisk Corporation (the “Company”) which will be held on June 3, 2003 at 9:00 a.m., local time, at the Company’s headquarters, 140 Caspian Court, Sunnyvale, California 94089.

      At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect five (5) directors of the Company and (ii) to ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 2003.

      The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Company’s Board of Directors has unanimously approved the proposals and recommends that you vote FOR each proposal.

      After reading the Proxy Statement, please mark, sign, date and return the enclosed proxy card in the accompanying reply envelope as promptly as possible but no later than June 3, 2003. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

      A copy of the Company’s 2002 Annual Report has been mailed concurrently herewith to all stockholders entitled to notice of and to vote at the Annual Meeting.

      We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Eli Harari
President and Chief Executive Officer

Sunnyvale, California

April 23, 2003

IMPORTANT

Please read the attached proxy statement carefully and mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that if you are unable to attend the Annual Meeting, your shares may be voted.

PROXY STATEMENT
General
Voting Rights
Revocability of Proxies
Solicitation of Proxies
PROPOSAL NO. 1: ELECTION OF DIRECTORS
Nominees
Business Experience of Nominees for Election as Directors
Board Meetings and Committees
PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
FORM 10-K
EXECUTIVE COMPENSATION AND RELATED INFORMATION
SUMMARY COMPENSATION TABLE
AUDIT COMMITTEE REPORT
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS
STOCK PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
OTHER BUSINESS
STOCKHOLDER PROPOSALS

SANDISK CORPORATION
140 Caspian Court
Sunnyvale, California 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held June 3, 2003

TO OUR STOCKHOLDERS:

      You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of SanDisk Corporation, a Delaware corporation (the “Company”), to be held on June 3, 2003 at 9:00 a.m., local time, at the Company’s headquarters, 140 Caspian Court, Sunnyvale, California 94089, for the following purposes:

1. To elect directors to serve for the ensuing year or until their respective successors are duly elected and qualified. The nominees are Dr. Eli Harari, Irwin Federman, Judy Bruner, Dr. James D. Meindl and Alan F. Shugart.

2. To ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 2003.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

      Only stockholders of record at the close of business on April 7, 2003 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

      All stockholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted on at the Annual Meeting and mark, sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, please sign and submit all proxy cards to assure that all of your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

      We look forward to seeing you at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Eli Harari
President and Chief Executive Officer

Sunnyvale, California

April 23, 2003

      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, WE URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

SANDISK CORPORATION
TO BE HELD JUNE 3, 2003

General

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SanDisk Corporation, a Delaware corporation (the “Company” or “SanDisk”), of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 3, 2003, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record at the close of business on April 7, 2003 will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 9:00 a.m., local time, at the Company’s headquarters, 140 Caspian Court, Sunnyvale, California 94089.

      This Proxy Statement and the enclosed proxy card will be first mailed to stockholders on or about April 23, 2003. For purposes of this Proxy Statement, the Company has indicated its fiscal year as ending on December 31st. The Company operates on a fifty-two-fifty-three week fiscal year cycle ending on the Sunday closest to December 31st.

Voting Rights

      The close of business on April 7, 2003 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the record date, the Company had approximately 69,358,766 shares of common stock (“Common Stock”) outstanding and entitled to vote at the Annual Meeting, held by approximately 383 stockholders of record. Each holder of record at the close of business on April 7, 2003 is entitled to one vote for each share of Common Stock so held. In the election of Directors, however, cumulative voting is authorized for all stockholders if any stockholder gives notice at the meeting, prior to voting for the election of Directors, of his or her intention to cumulate votes. Under cumulative voting, a stockholder may cumulate votes and give to one nominee a number of votes equal to the number of Directors to be elected (five at this meeting) multiplied by the number of votes to which such stockholder is entitled, or may distribute such number among any or all of the nominees. The five candidates receiving the highest number of votes will be elected. The Company’s Board of Directors (the “Board of Directors” or the “Board”) is soliciting discretionary authority to vote proxies cumulatively. A majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.

      If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. The enclosed proxy is solicited by the Board of Directors and, when the proxy card is returned and is properly completed, it will be voted as directed by the stockholder on the proxy card. Stockholders are urged to specify their choices on the enclosed proxy card. If you sign and return the proxy card but do not vote on a proposal, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted FOR Proposals 1 and 2, and will be voted in the proxy holders’ discretion as to other matters that may properly come before the Annual Meeting.

      The affirmative vote of a plurality of the shares present or represented at the meeting and voting is required for the election of directors. The affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote is required for the ratification of Ernst & Young LLP as independent accountants of the Company. An automated system administered by the Company’s transfer agent tabulates stockholder votes. Abstentions and broker non-votes are each included in determining the number of shares present and voting at the Annual Meeting for purposes of determining the presence or absence of a quorum, and each is tabulated separately. Abstentions have the same effect as negative votes, whereas broker non-votes are not counted for purposes of determining whether Proposal 2 presented to the stockholders has been approved.

Revocability of Proxies

      Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

      The Company will bear the cost of soliciting proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for the costs they incur to forward the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, facsimile, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. In addition, the Company may engage and pay a proxy solicitation firm to aid in the solicitation of proxies. Except as described above, the Company does not intend to solicit proxies other than by mail.

      The Annual Report of the Company, for the fiscal year ended December 31, 2002, has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

      The current Board of Directors consists of six members. Mr. William Campbell, a director since 1993, has decided not to stand for re-election to the Board of Directors at the Annual Meeting. At the Annual Meeting, five directors are to be elected to serve until the next Annual Meeting of Stockholders and until a successor for such director is elected and qualified, or until the death, resignation, or removal of such director. There is currently one vacancy on the Board of Directors and an additional vacancy will arise from Mr. Campbell’s decision not to stand for re-election. The Board of Directors has not nominated an individual to fill either vacancy. It is intended that the proxies will be voted for the five nominees named below for election to the Company’s Board of Directors unless authority to vote for any such nominee is withheld. There are five nominees, each of whom is currently a director of the Company. Four of the current directors were elected to the Board of Directors by the stockholders at the last annual meeting and one, Judy Bruner, was appointed to the Board of Directors in July 2002. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them FOR the nominees named below. The five candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than five nominees.

Nominees

      Set forth below is information regarding the nominees to the Board of Directors.

			First Elected/Appointed
Name	Position(s) with the Company	Age	as a Director

Dr. Eli Harari(3)	President, Chief Executive Officer and Director	57	1988
Irwin Federman(1)	Chairman of the Board and Director	67	1988
Judy Bruner(1)	Director	44	2002
Dr. James D. Meindl(2)	Director	69	1989
Alan F. Shugart(1)(2)(4)	Director	72	1993

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Special Option Committee

(4)	Member of the Nominating and Corporate Governance Committee

Business Experience of Nominees for Election as Directors

      Dr. Harari, the founder of the Company, has served as the President and Chief Executive Officer and as a director of the Company since June 1988. Dr. Harari founded Wafer Scale Integration, a privately held semiconductor company, in 1983 and was its President and Chief Executive Officer from 1983 to 1986, and Chairman and Chief Technical Officer from 1986 to 1988. From 1973 to 1983, Dr. Harari held various management positions with Honeywell Inc., Intel Corporation and Hughes Aircraft Microelectronics. Dr. Harari holds a Ph.D. in Solid State Sciences from Princeton University and has more than 70 patents issued in the field of non-volatile memories and storage systems. Dr. Harari is a board member of Tower Semiconductor Ltd., a public company in which SanDisk holds a minority investment.

      Mr. Federman has served as a director of the Company since September 1988. Mr. Federman has been a general partner in U.S. Venture Partners, a venture capital firm, since April 1990. Mr. Federman also serves as a director for Centillium Communications, Inc., a developer and supplier of communications integrated circuits; Netro Corporation, a broadband wireless access systems company; Check Point Software Technolo-

gies Ltd., a security software company, Nuance Communications, Inc., a speech recognition software company; and various private corporations. Mr. Federman holds a B.S. in Economics from Brooklyn College.

      Ms. Bruner has served as a director of the Company since July 2002. Ms. Bruner has been Senior Vice President and Chief Financial Officer of Palm, Inc., a provider of handheld computers, since September 1999. From April 1988 to September 1999, Ms. Bruner held several executive and management positions at 3Com Corporation, a network equipment company, serving as 3Com’s Vice President, Finance and Corporate Controller from April 1998 to September 1999. From October 1996 to April 1998, Ms. Bruner was the Vice President, Finance for 3Com’s Enterprise Systems Business Unit and from June 1995 to October 1996, she served as 3Com’s Vice President and Corporate Treasurer. Prior to joining 3Com, Ms. Bruner served as the Vice President and Chief Financial Officer for Ridge Computers Inc., a privately held company that designed and manufactured computer systems. She was with Ridge Computers Inc. from December 1984 until April 1988. From July 1980 to December 1984, Ms. Bruner held a variety of accounting and finance positions at Hewlett-Packard Company. Ms. Bruner holds a B.A. in Economics from the University of California, Los Angeles and an M.B.A. from Santa Clara University.

      Dr. Meindl has served as a director of the Company since March 1989. Dr. Meindl has been the Joseph M. Pettit Chair Professor of Microelectronics at the Georgia Institute of Technology in Atlanta, Georgia since 1993. From 1986 to 1993, Dr. Meindl served as Senior Vice President for Academic Affairs and Provost of Rensselaer Polytechnic Institute. While at Stanford University from 1967 to 1986, he was the John M. Fluke Professor of Electrical Engineering and Director of the Stanford Electronics Laboratory and the Center for Integrated Systems. Dr. Meindl serves as a director of Zoran, Inc. and DMC Stratex Networks, Inc., formerly Digital Microwave Corporation. Dr. Meindl holds a B.S., M.S. and Ph.D. in Electrical Engineering from Carnegie-Mellon University.

      Mr. Shugart has served as a director of the Company since January 1993. Mr. Shugart founded Seagate Technology, Inc. in 1979, building the company into the world’s largest independent manufacturer of disk drives and related components. In 1998, he left Seagate to establish Al Shugart International, a venture capital and public relations company. Mr. Shugart also serves as a director of Valence Technology, Inc. and Cypress Semiconductor Corporation. Mr. Shugart holds a B.S. in Engineering/ Physics from the University of Redlands.

Board Meetings and Committees

      The Board of Directors held eight meetings during fiscal 2002. During fiscal 2002, each member of the Board of Directors attended or participated in seventy-five percent (75%) or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the fiscal year and (ii) the total number of meetings held by all committees on which such director served during the past fiscal year, except Mr. Federman who attended seventy-one percent (71%) of these meetings. There are no family relationships among executive officers or directors of the Company. The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Special Option Committee.

      The Audit Committee of the Board of Directors held six meetings during fiscal 2002. The Audit Committee, which is comprised of Directors Bruner, Federman and Shugart oversees, on behalf of the Board of Directors, the integrity of the Company’s financial statements, the appointment, compensation, qualifications, independence and performance of the Company’s independent auditors, the Company’s compliance with legal and regulatory requirements and the performance of the Company’s internal accounting, audit and financial controls. The Board of Directors adopted and approved a revised charter for the Audit Committee in April 2003, a copy of which is attached hereto as Annex A. Each of the members of this Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc.

      The Compensation Committee of the Board of Directors held three meetings during fiscal 2002. The Compensation Committee is comprised of Directors Campbell, Meindl and Shugart. After the Company’s 2003 Annual Meeting, after which time Director Campbell will no longer serve on the Board, the Committee will consist of Directors Meindl and Shugart until such time as the Board appoints another member of the Committee. The Compensation Committee has overall responsibility for the Company’s compensation policies and determines the compensation payable to the Company’s executive officers, including their participation in certain of the Company’s employee benefit and stock option plans. Each of the members of this Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Board of Directors adopted a charter for the Compensation Committee in February 2003.

      The Nominating and Corporate Governance Committee of the Board of Directors held no meetings during fiscal 2002 but met subsequent to the end of the last fiscal year to recommend to the full Board each of the nominees for election to the Board of Directors, as presented herein. The Nominating and Corporate Governance Committee, established in October 2002, is comprised of Directors Campbell and Shugart. The Board of Directors adopted a charter for the Nominating and Corporate Governance Committee in February 2003. After the Company’s 2003 Annual Meeting, after which time Director Campbell will no longer serve on the Board, the Committee will consist of Director Shugart until such time as the Board appoints one or more other members of the Committee. The Nominating and Corporate Governance Committee identifies and recommends director nominees to be selected by the Board of Directors for submission to vote at the Company’s annual stockholder meetings, implements the Board’s criteria for selecting new directors, develops or reviews and recommends corporate governance policies for the Board, and oversees the Board’s annual evaluation process. The Nominating and Corporate Governance Committee considers nominees proposed by stockholders. To recommend a prospective nominee for the Nominating and Governance Committee’s consideration, stockholders should submit the candidate’s name and qualifications to the Company’s Corporate Secretary in writing to the following address: 140 Caspian Court, Sunnyvale, CA 94089, prior to the date on which stockholder proposals must be received for inclusion in the Company’s proxy statement. Each of the members of this Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc.

      The Special Option Committee of the Board of Directors was formed in October 1999 with the authority to grant options solely to employees other than officers and directors. The Special Option Committee, comprised of Director Harari, acted by written consent on approximately 39 occasions during fiscal 2002.

Director Compensation

      Non-employee Board members receive cash compensation for their attendance at Board and Committee meetings. Such individuals are compensated for their service at Board meetings at the rate of $2,000 for in-person meetings and $1,000 for telephonic meetings. Board members are compensated for their service at Audit Committee Meetings at the rate of $1,500 for in-person meetings and $750 for telephonic meetings. Board members are compensated for their service at all other Committee meetings at the rate of $1,000 for in-person meetings and $500 for telephonic meetings. Prior to January 2003, Board members were compensated for their service at Board meetings at the rate of $1,500 for in-person meetings and $500 for telephonic meetings, and for their service at Committee meetings at the rate of $500 for in-person meetings and $250 for telephonic meetings. In addition, the Company reimbursed each non-employee Board member for expenses incurred in connection with his or her attendance at such Board or Committee meetings. Non-employee Board members are also eligible to receive automatic option grants under the Company’s 1995 Non-Employee Directors Stock Option Plan (the “Directors Plan”).

      Each individual who was re-elected as a non-employee Board member at the 2002 Annual Meeting received at that time an automatic option grant under the Directors Plan to purchase 16,000 shares of Common Stock, provided such individual had served as a non-employee Board member for at least six months prior to that date. Accordingly, each of the following non-employee Board members re-elected to the Board at the 2002 Annual Meeting received an option grant on May 22, 2002, the date of that meeting, for 16,000 shares with an exercise price of $14.71 per share: Messrs. Federman, Campbell, Meindl and Shugart. The Directors Plan also provides for an option grant of 64,000 shares of Common Stock to each newly elected or appointed non-employee member of the Board. Accordingly, upon Ms. Bruner’s appointment to the Board on

July 1, 2002, she received an option grant under the Directors Plan for 64,000 shares with an exercise price of $12.43 per share.

      Each automatic grant has an exercise price per share equal to the fair market value per share of Common Stock on the grant date and has a maximum term of 10 years, subject to earlier termination following the optionee’s cessation of Board service. Each automatic option is immediately exercisable for any or all of the option shares; however, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, should the optionee cease service as a Board member prior to vesting in those shares. The shares subject to each annual 16,000-share option grant made to each non-employee Board member re-elected at the 2002 Annual Meeting will vest upon the optionee’s completion of one year of Board service measured from the grant date. The shares subject to each 64,000-share option grant made to each newly elected or appointed non-employee member of the Board vests in a series of 4 successive equal annual installments upon the optionee’s completion of each year of Board service over the 4-year period measured from the grant date. However, the shares subject to each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member. In addition, each automatic option grant may, upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company’s outstanding Common Stock, be surrendered to the Company for a cash distribution per surrendered option share equal to the excess of (i) the highest price per share of Common Stock paid in connection with such tender offer over (ii) the exercise price payable per share.

      The Board of Directors recommends that the stockholders vote FOR the election of all of the above nominees.

PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Company is asking the stockholders to ratify the selection of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

      In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

      Ernst & Young LLP has audited the Company’s financial statements annually since 1991. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees billed to the Company by Ernst & Young LLP during fiscal year 2002

Audit Fees:

      Audit fees accrued and paid by the Company to Ernst & Young LLP during the Company’s 2002 fiscal year for audit of the Company’s annual financial statements and the review of those financial statements included in the Company’s quarterly reports on Form 10-Q totaled $505,000.

Financial Information Systems Design and Implementation Fees:

      The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during fiscal year 2002.

All Other Fees:

      The total of all other fees accrued and paid by the Company to Ernst & Young LLP during the Company’s 2002 fiscal year for services rendered to the Company was $746,222, including audit related services of $41,600 and non-audit related services of $704,622, which includes tax related services rendered to the Company.

      In making its recommendation to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003, the Audit Committee has determined that the non-audit services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

      The Board of Directors recommends that the stockholders vote FOR the proposal to ratify the selection of Ernst & Young LLP to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2003.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

      The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of April 7, 2003 by (i) all persons known by the Company to be beneficial owners of five percent (5%) or more of its outstanding Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and each of the other most highly compensated executive officers of the Company (as determined at the fiscal year ended December 31, 2002), and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated, the principal address of each of the stockholders below is c/o SanDisk Corporation, 140 Caspian Court, Sunnyvale, California 94089.

      Unless otherwise indicated and pursuant to applicable community property laws, the persons named in the following table have sole voting and investment power with respect to all shares of Common Stock. The number of shares beneficially owned includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after April 7, 2003, including, but not limited to, upon the exercise of an option.

      Percentage of beneficial ownership is based upon 69,358,766 shares of Common Stock outstanding on April 7, 2003. For each individual, this percentage includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after April 7, 2003, including, but not limited to, upon the exercise of an option; however, such Common Stock will not be deemed outstanding for the purpose of computing the percentage owned by any other individual. Such calculation is required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934, as amended. The following table includes all greater than 5% stockholders as indicated on 13G filings made with the Securities and Exchange Commission (the “SEC”) during 2002 and 2003.

	Amount and Nature of Beneficial Ownership

Name or Group of Beneficial Owners	Number of Shares	Percentage Owned(%)

Entities Controlled by Citigroup, Inc.(1)	8,462,221	12.20
FMR Corp.(2)	7,972,330	11.49
Oppenheimer Funds, Inc.(3)	4,038,300	5.89
Judy Bruner(4)	64,200	*
William V. Campbell(5)	147,216	*
Nelson Chan(6)	227,056	*
Irwin Federman(7)	86,686	*
Michael Gray(8)	82,757	*
Dr. Eli Harari(9)	2,868,651	4.14
Sanjay Mehrotra(10)	292,352	*
Dr. James D. Meindl(11)	174,932	*
Alan F. Shugart(12)	88,000	*
All directors and executive officers as a group (9 persons)(13)	4,031,850	5.81

*	Less than 1% of the outstanding Common Stock.

(1)	Principal address of Citigroup, Inc. is 399 Park Avenue, New York, New York 10043 and principal address of Salomon Smith Barney Inc. (“SSB”), Salomon Brothers Holding Company Inc. (“SBHC”) and Salomon Smith Barney Holdings Inc. (“SSB Holdings”) is 388 Greenwich Street, New York, New York 10013. Pursuant to a joint Schedule 13G/ A dated February 6, 2003 filed with the SEC by and on behalf of SSB, SBHC, SSB Holdings and Citigroup, Inc., Citigroup, Inc. reported that as of December 31, 2002 it had shared voting power over 8,462,221 shares of common stock and shared dispositive power over 8,462,221 shares of common stock. Includes 6,770,873 shares of common stock beneficially owned by SSB, 6,771,005 shares of common stock beneficially owned by SBHC and 8,220,558 shares of common stock beneficially owned by SSB Holdings.

(2)	Principal address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. Pursuant to a joint Schedule 13G/ A dated April 10, 2003 filed with the SEC by and on behalf of FMR Corp., Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. (“Fidelity”), Fidelity Growth Company Fund (“Fidelity Growth”), Edward C. Johnson 3d (“Mr. Johnson”) and Abigail P. Johnson (“Ms. Johnson”), FMR Corp. reported that as of March 31, 2003 it had sole voting power over 309,400 shares of common stock and sole dispositive power over 7,972,330 shares of common stock. Includes 6,894,700 shares of common stock beneficially owned by Fidelity Growth and 7,663,230 shares of common stock beneficially owned by Fidelity.

(3)	Principal address of OppenheimerFunds, Inc. is 498 Seventh Avenue, New York, New York 10018. Pursuant to a Schedule 13G/ A dated February 13, 2003 filed with the SEC by OppenheimerFunds, Inc., OppenheimerFunds, Inc. reported that as of December 31, 2002 it had shared dispositive power over 4,038,300 shares of common stock.

(4)	Comprised of 200 shares held as community property in the name of Ms. Bruner and her husband, and 64,000 shares owned by Ms. Bruner in the form of immediately exercisable options, some of which, if exercised and issued, would be subject to a repurchase right of the Company that lapses over time.

(5)	Includes 88,000 shares owned by Mr. Campbell in the form of immediately exercisable options, some of which, if exercised and issued, would be subject to a repurchase right of the Company that lapses over time.

(6)	Includes 223,235 shares subject to outstanding options owned by Mr. Chan, which were exercisable on April 7, 2003 or within 60 days of that date. Also includes 630 shares owned by Mr. Chan’s spouse and 1,876 shares subject to outstanding options granted to Mr. Chan’s spouse, which were exercisable on April 7, 2003 or within 60 days of that date. Mr. Chan disclaims beneficial ownership of the securities held by his spouse.

(7)	Includes 56,000 shares owned by Mr. Federman in the form of immediately exercisable options, some of which, if exercised and issued, would be subject to a repurchase right of the Company that lapses over time.

(8)	Includes 788 shares held in the name of a trust for the benefit of Mr. Gray and his wife. Also includes 81,969 shares owned by Mr. Gray in the form of outstanding options, which were exercisable on April 7, 2003 or within 60 days of that date.

(9)	Includes 1,812,960 shares held in the name of a trust for the benefit of Dr. Harari and his wife. Also includes 953,359 shares owned by Dr. Harari in the form of outstanding options, which were exercisable on April 7, 2003, or within 60 days of that date. Also includes 22,666 shares owned directly by his son and 72,986 shares held in the name of a trust for the benefit of his children.

(10)	Includes 45,992 shares held in the name of a trust for the benefit of Mr. Mehrotra and his wife. Also includes 245,945 shares owned by Mr. Mehrotra in the form of outstanding options, which were exercisable on April 7, 2003 or within 60 days of that date.

(11)	Comprised of 110,932 shares held as community property in the name of Dr. Meindl and his wife and 64,000 shares owned by Dr. Meindl in the form of immediately exercisable options, some of which, if exercised and issued, would be subject to a repurchase right of the Company that lapses over time.

(12)	Comprised of 88,000 shares owned by Mr. Shugart in the form of immediately exercisable options, some of which, if exercised and issued, would be subject to a repurchase right of the Company that lapses over time.

(13)	Includes shares subject to options exercisable within 60 days of April 7, 2003, including those identified in notes (4), (5), (6), (7), (8), (9), (10), (11) and (12).

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (“SEC”). Officers, directors and stockholders holding more than ten percent (10%) of the outstanding capital stock of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

      Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 2002 fiscal year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2002 fiscal year, the Company believes that all executive officers, stockholders holding more than 10% of the outstanding capital stock of the Company and Board members complied with all their reporting requirements under Section 16(a) for such fiscal year, except that Nelson Chan, the Company’s Senior Vice President and General Manager Retail Business Unit, did not timely file two Form 4 reports: one relating to his deemed acquisition of beneficial ownership of the shares of Common Stock owned by his spouse at the time of their marriage and the second for a sale of shares of Common Stock made by his spouse. Mr. Chan filed a corrective Form 4 for these items in August 2003.

Equity Compensation Information for Plans or Individual Arrangements with Employees and

Non-Employees

      The following table provides information as of December 31, 2002 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans. There are no outstanding options to acquire shares of the Company’s Common Stock under equity compensation plans or arrangements assumed by the Company in connection with its acquisitions of other companies, and there are no assumed plans under which any options to acquire such shares may be currently granted.

	(A)	(B)	(C)

	Number of	Weighted	Number of Securities
	Securities to be	Average	Remaining Available for
	Issued Upon	Exercise	Future Issuance Under
	Exercise of	Price of	Equity Compensation Plans
	Outstanding	Outstanding	(Excluding Securities
Plan Category	Options	Options	Reflected in Column A)

Equity Compensation Plans Approved by Stockholders(1)	9,631,038 (3)	$21.37	6,969,352 (4)
Equity Compensation Plans Not Approved by Stockholders(2)	0	N/A	2,000,000
Total	9,631,038	$21.37	8,969,352

(1)	Consists solely of the 1995 Stock Option Plan, as amended (the “1995 Stock Option Plan”), the 1995 Employee Stock Purchase Plan, as amended, and 1995 International Employee Stock Purchase Plan, as amended, (collectively, the “Purchase Plans”), and the 1995 Non-Employee Directors Stock Option Plan, as amended (the “1995 Non-Employee Directors Stock Option Plan”).

(2)	Consists solely of the Special Stock Option Plan. No options under this Plan have been issued.

(3)	Excludes purchase rights accruing under the Company’s Purchase Plans, which have a combined stockholder-approved reserve of 2,661,062 shares. Under the Purchase Plans, each eligible employee may purchase up to 1,500 shares of Common Stock at the end of each six-month offering period (the last U.S. business day in January and July each year) at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of Common Stock on the employee’s entry date into that six-month offering period or (ii) the closing selling price per share on the purchase date.

(4)	Consists of shares available for future issuance under the 1995 Stock Option Plan, the 1995 Non-Employee Directors Stock Option Plan, and the Purchase Plans. As of December 31, 2002, 5,361,900 shares of Common Stock were available for issuance under the 1995 Stock Option Plan, 368,928 shares of Common Stock were available for issuance under the 1995 Non-Employee Directors Stock Option Plan, and 1,238,524 shares of Common Stock were available for issuance under the combined share reserve for the Purchase Plans. The number of shares of Common Stock available for issuance under the 1995 Stock Option Plan, the 1995 Non-Employee Directors Stock Option Plan, and under the combined share reserve for the Purchase Plans automatically increases on the first trading day of each calendar year by an amount equal to 4.36%, 0.2% and 0.43%, respectively, of the total number of shares of Common Stock outstanding on the last trading day of December in the immediately preceding calendar year, but in no event will any such annual increase to the 1995 Stock Option Plan, the 1995 Non-Employee Directors Stock Option Plan, or the combined share reserve under the Purchase Plans exceed 4,000,000 shares, 200,000 shares, and 400,000 shares of Common Stock, respectively.

Special Stock Option Plan

      The Special Stock Option Plan (the “Special Plan”) was implemented by the Board in January 2000, as a non-stockholder approved plan under which option grants may be made to employees, including executive officers, in connection with their commencement of employment with the Company. The Board has authorized 2,000,000 shares of Common Stock for issuance under the Special Plan. All option grants must have an exercise price per share not less than the fair market value per share of the Common Stock on the grant date. No option may have a maximum term in excess of ten years, and each option will be subject to earlier termination within a specified period following the optionee’s cessation of service with the Company (or any parent or subsidiary corporation). The option will vest in one or more installments over the optionee’s period of service with the Company. However, all outstanding options will vest on an accelerated basis in the event the Company is acquired and those options are not assumed, replaced or otherwise continued in effect by the acquiring entity. All options granted under the Special Plan will be non-statutory stock options under the federal tax laws. As of April 1, 2003, there were no outstanding options under the Special Plan, and 2,000,000 shares remained available for future option grants.

FORM 10-K

      The Company filed an Annual Report on Form 10-K with the SEC on or about March 26, 2003. Stockholders may obtain a copy of this report, without charge, by writing to Charles Van Orden, Vice President, General Counsel and Secretary of the Company, at the Company’s principal executive offices located at 140 Caspian Court, Sunnyvale, California 94089. The Annual Report on Form 10-K is also available at www.sandisk.com.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

      The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years by (i) the Company’s Chief Executive Officer and (ii) each of the other most highly compensated executive officers of the Company whose salary and bonus for the 2002 fiscal year was in excess of $100,000. Such individuals will be hereafter referred to as the Named Executive Officers. No other executive officer who would have otherwise been included in such table on the basis of salary and bonus earned for the 2002 fiscal year has resigned or terminated employment during that fiscal year.

Summary Compensation Table

				Long-Term
				Compensation
				Awards

	Annual Compensation			Securities	All Other
				Underlying	Compensation
Name and Principal Position	Years	Salary($)(1)	Bonus($)(2)	Options(#)	($)(3)

Dr. Eli Harari	2002	425,230	485,100	400,000	5,100
President, Chief Executive	2001	458,607	0	0	5,100
Officer, Director	2000	422,860	546,700	150,000	—
Sanjay Mehrotra	2002	262,282	185,356	30,000	4,761
Executive Vice President and	2001	246,175	0	208,000	4,669
Chief Operating Officer	2000	252,402	137,000	30,000	—
Nelson Chan(4)	2002	238,213	128,458	70,000	5,100
Senior Vice President and	2001	226,945	0	40,000	5,100
General Manager, Retail	2000	234,067	137,000	70,000	—
Business Unit
Michael Gray	2002	202,105	88,888	78,000	4,944
Chief Financial Officer and	2001	177,780	0	3,000	5,100
Senior Vice President,	2000	167,499	77,000	14,500	—
Finance and Administration

(1)	Includes salary deferral contributions to the Company’s 401(k) Plan.

(2)	Bonus earned for the year indicated but paid in the following year.

(3)	Company paid 401(k) match.

(4)	Does not include option grants to Mr. Chan’s spouse granted prior to their marriage.

Stock Options

      The following table contains information concerning the stock option grants made to each of the Named Executive Officers for fiscal 2002. Except for the limited stock appreciation rights described in footnote (5) below, no stock appreciation rights were granted to those individuals during fiscal 2002.

Individual Grants

						Potential Realizable Value
	Number of		% of Total			at Assumed Annual Rates
	Securities		Options			of Stock Price Appreciation
	Underlying		Granted to			For Option Term(9)
	Options		Employees in	Exercise Price	Expiration
Name	Granted(#)(6)		Fiscal Year(7)	($/Sh)(8)	Date	5%($)	10%($)

Dr. Eli Harari	15,612	(1)	0.59	12.81	1/21/12	125,729	318,597
	184,388	(1)	6.98	12.81	1/21/12	1,484,941	3,762,837
	200,000	(2)	7.57	12.26	6/26/12	1,542,050	3,907,857
Sanjay Mehrotra	28,125	(1)	1.06	12.81	1/21/12	226,501	573,952
	1,875	(1)	0.07	12.81	1/21/12	15,100	38,263
Nelson Chan(5)	26,654	(1)	1.01	12.81	1/21/12	214,654	543,933
	3,346	(1)	0.13	12.81	1/21/12	26,947	68,282
	5,028	(3)	0.19	15.11	7/14/12	47,779	121,082
	34,972	(3)	1.32	15.11	7/14/12	332,325	842,176
Michael Gray	5,625	(1)	0.21	12.81	1/21/12	45,300	114,790
	12,375	(1)	0.47	12.81	1/21/12	99,660	252,539
	7,204	(2)	0.27	12.26	6/26/12	55,545	140,761
	22,796	(2)	0.86	12.26	6/26/12	175,763	445,417
	2,904	(4)	0.11	13.64	7/24/12	24,911	63,129
	27,096	(4)	1.03	13.64	7/24/12	232,433	589,030

(1)	Options became exercisable for 25% of the option shares upon the optionee’s continuation in service through January 22, 2003 and will become exercisable for the remaining shares in a series of twelve (12) successive quarterly installments upon the optionee’s completion of each additional three (3)-month period of service with the Company over the 36-month period measured from January 22, 2003.

(2)	The option will become exercisable for 25% of the option shares upon the optionee’s continuation in service through June 27, 2003 and will become exercisable for the remaining shares in a series of twelve (12) successive quarterly installments upon the optionee’s completion of each additional three (3)-month period of service with the Company over the 36-month period measured from June 27, 2003.

(3)	Options will become exercisable for 25% of the option shares upon the optionee’s continuation in service through July 15, 2003 and will become exercisable for the remaining shares in a series of twelve (12) successive quarterly installments upon the optionee’s completion of each additional three (3)-month period of service with the Company over the 36-month period measured from July 15, 2003.

(4)	The option will become exercisable for 25% of the option shares upon the optionee’s continuation in service through July 25, 2003 and will become exercisable for the remaining shares in a series of twelve (12) successive quarterly installments upon the optionee’s completion of each additional three (3)-month period of service with the Company over the 36-month period measured from July 25, 2003.

(5)	Does not include option grants made to Mr. Chan’s spouse prior to their marriage.

(6)	Each option will become immediately exercisable for all the option shares upon an acquisition of the Company by merger or asset sale, unless the option is assumed by the acquiring entity. Each option has a maximum term of ten (10) years, subject to earlier termination in the event of the optionee’s cessation of service with the Company. Each option includes a limited stock appreciation right that will allow the optionee, upon the acquisition of 25% or more of the Company’s outstanding voting stock pursuant to a hostile tender offer, to surrender that option to the Company, to the extent the option is at the time exercisable for vested shares, in exchange for a cash distribution based on the tender offer price.

(7)	The Company granted options to purchase 2,641,593 shares of Common Stock to employees during fiscal 2002.

(8)	The exercise price may be paid in cash or in shares of the Company’s Common Stock valued at fair market value on the exercise date.

(9)	Potential gains are net of exercise price, but before taxes associated with exercise. There is no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels of assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth information concerning option exercises and option holdings for the 2002 fiscal year by each of the Named Executive Officers. Except for the limited stock appreciation rights described in footnote (5) to the Stock Options table above, no stock appreciation rights were exercised during such year or were outstanding at the end of that year.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		in-the-Money Options
	Shares	Aggregate	Options at FY-End(#)		at FY-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Dr. Eli Harari	—	—	868,984	525,000	9,388,046	3,426,000
Sanjay Mehrotra	—	—	218,405	199,000	2,141,719	1,662,200
Nelson Chan(3)	—	—	201,986	140,000	2,037,639	771,000
(4)	1,000	14,014	1,464	1,626	8,762	8,290
Michael Gray	3,750	41,560	68,188	101,000	84,467	638,220

(1)	Based on the fair market value of the Company’s Common Stock at December 27, 2002, the last trading day of the Company’s fiscal year which ended December 29, 2002, $21.10 per share, (the closing selling price of the Company’s Common Stock on that date on the Nasdaq National Market) less the exercise price payable for such shares.

(2)	Equal to the fair market value of the shares at the time of acquisition over the option exercise price paid for those shares.

(3)	Options held by Mr. Chan.

(4)	Option exercises, and outstanding options held, by Mr. Chan’s spouse. Mr. Chan disclaims any pecuniary interest in those options.

AUDIT COMMITTEE REPORT

      The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2002, included in the Company’s Annual Report on Form 10-K for that year.

      The Audit Committee has reviewed and discussed these audited financial statements with management of the Company.

      The Audit Committee has discussed with the Company’s independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.

      The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

      Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
of the Board of Directors

Judy Bruner
Irwin Federman
Alan Shugart

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs for the Company’s executive officers and other key employees and administering certain other compensation programs for such individuals, subject in each instance to review by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company’s 1995 Stock Option Plan under which option grants may be made to executive officers and other key employees.

      General Compensation Policy. The overall policy of the Compensation Committee is to provide the Company’s executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee’s objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon the officer’s own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at companies within and outside the industry in which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and tied to the Company’s achievement of financial and individual performance targets and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company’s stockholders. As an executive officer’s level of responsibility increases, it is the intent of the Compensation Committee to have a greater portion of the executive officer’s total compensation be dependent upon Company performance and stock price appreciation rather than base salary.

      Factors. The principal factors which the Compensation Committee considered in establishing the components of each executive officer’s compensation package for the 2002 fiscal year are summarized below. The Compensation Committee may, however, at its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

      • Base Salary. For comparative compensation purposes for the 2002 fiscal year, the Compensation Committee selected a peer group of companies both within and outside the industry which are comparable in size and growth pattern with the Company and which compete with the Company for executive talent. The base salary for each officer was then determined on the basis of the following factors: the salary levels in effect for comparable positions at the peer group companies (determined on the basis of their published 2001 fiscal year data), the experience and personal performance of the officer and internal comparability considerations. The weight given to each of these factors differed from individual to individual, as the Compensation Committee deemed appropriate. The compensation level for the Company’s executive officers for the 2002 fiscal year ranged from the 50th percentile to the 60th percentile of the base salary levels in effect for executive officers with comparable positions at the peer group companies, based on the published 2001 fiscal year data for those companies.

      In selecting companies to survey for such compensation purposes, the Compensation Committee considered many factors not directly associated with stock price performance, such as geographic location, development stage, organizational structure and market capitalization. For this reason, there is not a meaningful correlation between the companies included within the peer group identified for comparative compensation purposes and the companies included within the S&P Semiconductor Index which the Company has selected as the industry index for purposes of the stock performance graph appearing later in this Proxy Statement.

      • Annual Incentive Compensation. For the 2002 fiscal year, the Compensation Committee decided not to tie the incentive compensation of the executive officers to any specific performance measures or milestones. Instead, the Compensation Committee implemented a traditional profit sharing plan pursuant to which a designated percentage of the Company’s pre-tax profits was to be set aside to fund the bonus pool for the executive officers. Each officer’s participation in the bonus pool was based upon a target bonus which ranged from 45% to 100% of the officer’s base salary for the 2002 fiscal year. The actual distributions under the pool were at 82.3% of each executive officer’s bonus target.

      • Long-Term Incentive Compensation. Long-term incentives are provided through stock option grants. The grants are designed to align the interests of each executive officer with those of the Company’s stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of the Company’s Common Stock at a fixed price per share (the closing market price on the grant date) over a specified period of time (up to 10 years). Each option generally becomes exercisable in installments over the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

      The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer’s current position with the Company, the size of comparable awards made to individuals in similar positions within the industry, the individual’s potential for increased responsibility and promotion over the option term, and the individual’s personal performance in recent periods. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company’s executive officers.

      CEO Compensation. The Compensation Committee did not make any adjustment to the base salary of Dr. Harari, the Chief Executive Officer and President, for the 2002 fiscal year, with the exception of a temporary pay decrease of 20%, in effect from October 2001 through March 2002, at which time Dr. Harari’s base salary was restored. The Compensation Committee has sought to provide Dr. Harari with a compensation package that: (i) provides a level of base salary competitive with that paid to other chief executive officers of the peer group companies and (ii) makes a significant percentage of the total compensation package contingent upon Company performance. The base salary established for Dr. Harari on the basis of the foregoing criteria is intended to provide him with a level of stability and certainty each year. Accordingly, this element of Dr. Harari’s compensation was not affected to any significant degree by Company performance factors and was at the 50th percentile of the base salary levels in effect for other chief executive officers at the same peer group of companies surveyed for comparative compensation purposes. The remaining components of the compensation earned by Dr. Harari for the 2002 fiscal year were entirely dependent upon financial performance and provided no dollar guarantees. Dr. Harari’s share of the profit-sharing pool established for the 2002 fiscal year was $380,225, and he was also awarded a discretionary bonus of $104,875 because the Company’s performance exceeded expectations for the 2002 fiscal year. Accordingly, his total incentive compensation for the 2002 fiscal year was $485,100 or 105% of his target bonus for that year. In addition, the Compensation Committee decided to award Dr. Harari 400,000 additional stock options during the 2002 fiscal year. The options are intended to provide Dr. Harari with a significant incentive to remain in the Company’s employ and to contribute to the creation of stockholder value in the form of stock price appreciation, since the grants are subject to four-year vesting schedules and will not have any value unless the market price of the Company’s common stock appreciates over the market price in effect at the time the grants were made.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation which is not considered to be performance-based, either because it is not tied to the attainment of performance milestones or because it is not paid pursuant to a stockholder-approved plan. The non-performance based compensation paid to the Company’s executive officers for the 2002 fiscal year did not exceed the $1 million limit per officer. It is not expected that the compensation to be paid to the Company’s executive officers for the 2003 fiscal year will exceed that limit although it is possible that the cash compensation payable to Dr. Harari for that year may exceed such limit if the Company exceeds its performance milestones for the 2003 fiscal year. The Company’s 1995 Stock Option Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the 1995 Plan with an exercise price per share equal to the fair market value per share of the Common Stock on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1 million limit, other than with respect to Dr. Harari should the Company substantially exceed its annual performance milestones, the Compensation Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual compensation of the other executive officers approach the $1 million level.

Submitted by the Compensation Committee
of the Board of Directors

William V. Campbell
Dr. James D. Meindl
Alan F. Shugart

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Company’s Board of Directors was formed in June 1990 and is comprised of Directors William V. Campbell, Dr. James D. Meindl and Alan F. Shugart. After the Company’s 2003 Annual Meeting, after which time Director Campbell will no longer serve on the Board, the Committee will consist of Directors Meindl and Shugart until such time as the Board appoints another member of the Committee. None of these individuals was at any time during fiscal 2002, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE-IN-CONTROL AGREEMENTS

      None of the Company’s executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. Pursuant to the express provisions of the 1995 Stock Option Plan, the outstanding options under the 1995 Plan held by the Chief Executive Officer and the Company’s other executive officers will immediately accelerate in full, and all unvested shares of Common Stock at the time held by such individuals under the 1995 Plan will immediately vest, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) within twelve (12) months after any acquisition of the Company by merger or asset sale in which those options and shares did not otherwise vest. In addition, the Compensation Committee of the Board of Directors has the authority as plan administrator of the 1995 Stock Option Plan to provide for the accelerated vesting of the outstanding options under the 1995 Plan held by the Chief Executive Officer and the Company’s other executive officers and the immediate vesting of all unvested shares of Common Stock at the time held by such individuals under the 1995 Plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following a successful tender offer for more than fifty percent (50%) of the Company’s outstanding Common Stock or a change in the majority of the Board as a result of one or more contested elections for Board membership.

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on the Common Stock of the Company with that of the Standard & Poors 500 Stock Index, a broad market index published by S&P, and a selected S&P Semiconductor Company stock index compiled by Morgan Stanley & Co. Incorporated. The comparison for each of the periods assumes that $100 was invested on December 29, 1997 in the Company’s Common Stock, the stocks included in the S&P 500 Stock Index and the stocks included in the S&P Semiconductor company stock index. These indices, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by an individual investor.

Comparison of Cumulative Total Return From

December 29, 1997 to December 27, 2002
Among SanDisk Corporation, S&P 500 Stock Index
And S&P Semiconductor Company Stock Index

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

CERTAIN TRANSACTIONS

      The Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”) authorizes the Company to provide indemnification of the Company’s directors and officers, and the Company’s Restated Bylaws (the “Bylaws”) require the Company to indemnify its directors and officers, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, each of the Company’s current directors and executive officers has entered into separate indemnification agreements with the Company. Finally, the Certificate and Bylaws limit the liability of directors to the Company or its stockholders to the fullest extent permitted by the DGCL.

      The Company intends that all future transactions between the Company and its officers, directors, principal stockholders and their affiliates be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and be on terms no less favorable to the Company than could be obtained from unaffiliated third parties

OTHER BUSINESS

      The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS

      Proposals of stockholders that are intended to be presented at the Company’s Annual Meeting of stockholders to be held in 2004 must be received by December 25, 2003 in order to be included in the proxy statement and proxy relating to that meeting.

      In addition, the proxy solicited by the Board of Directors for the Annual Meeting to be held in 2004 will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than March 9, 2004.

By Order of the Board of Directors

Eli Harari
President and Chief Executive Officer

April 23, 2003

ANNEX A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF SANDISK CORPORATION

Purposes

      The primary purposes of the committee are to oversee on behalf of SanDisk’s board of directors: (1) the integrity of SanDisk’s financial statements, (2) the appointment, compensation, qualifications, independence and performance of SanDisk’s independent auditors, (3) SanDisk’s compliance with legal and regulatory requirements, and (4) the performance of SanDisk’s internal accounting, audit and financial controls.

      The committee’s function is one of oversight only and shall not relieve the responsibilities of SanDisk’s management for preparing financial statements which accurately and fairly present SanDisk’s financial results and condition, or the responsibilities of the independent auditors relating to the audit or review of financial statements.

Composition of the Committee

      At Least Three Members. There shall be at least three board members serving on the committee, with a chair appointed by the board.

      Committee Member Independence. The members of the committee shall be independent as required by the Nasdaq listing standards (the “listing standards”) and applicable laws.

      Limitation on Relationships. No member of the audit committee may be an “affiliated person” as defined in applicable SEC rules. As more fully set forth in the listing standards, independent directors must not have any current or past relationships with SanDisk which would interfere with their exercise of independent judgment or otherwise fail to meet the independence standard set forth in the listing standards.

      Compensation. In compliance with applicable SEC rules, no member of the audit committee shall, other than in his or her capacity as a member of the audit committee, the board of directors or other board committee, (a) accept directly or indirectly any consulting, advisory, or other compensatory fee from SanDisk, or (b) be an affiliated person of SanDisk or any SanDisk subsidiary.

      Financial Literacy. Each member of the audit committee shall be financially literate upon appointment to the committee, as such qualification is interpreted by SanDisk’s board of directors in its business judgment pursuant to the listing standards. At least one member of the committee shall be an “audit committee financial expert” as defined in applicable SEC rules.

      Service on Other Audit Committees. SanDisk does not limit the number of public company audit committees on which an audit committee member serves, provided that if a member does serve on more than 3 public company audit committees (including SanDisk’s audit committee), the board shall determine that this simultaneous service would not impair the ability of the member to serve on SanDisk’s audit committee.

      Appointment of Audit Committee Members. Subject to the requirements of the listing standards, the board may appoint and remove committee members and the chair of the committee in accordance with SanDisk’s bylaws. Committee members shall serve for such terms as may be fixed by the board, or at the will of the board if no specific term is fixed. Upon expiration of any term or to fill any vacancy on the committee, the members of the committee shall be appointed by the board upon the recommendation of the nominating committee.

Selection and Review of Independent Auditors and Their Services

      Overall Authority of Audit Committee to Select and Appoint Auditors. Pursuant to applicable SEC rules and the listing standards, the audit committee in its capacity as a committee of the board of directors of SanDisk shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditors engaged by the audit committee for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the audit committee. The audit committee’s authority includes, without limitation, resolution of disagreements between management and the auditors regarding financial reporting.

      Terms of Audit and Non-Audit Engagements. The committee shall have sole authority to, and must, pre-approve all audit, review and attest services and permissible non-audit services from the independent auditors and related fees and other terms of engagement of the independent auditors. The committee may confer with SanDisk management on these matters but may not delegate this responsibility to management. All approvals of non-audit services on behalf of the audit committee shall be promptly reported to an appropriate officer of SanDisk having primary responsibility for the SEC reports filed by SanDisk so that these approvals may be timely disclosed as required by SEC rules.

      Delegated Pre-approval Authority. To the extent permitted by applicable SEC rules, the committee is authorized from time to time to delegate to one or more of its members, or to establish reasonably detailed pre-approval policies and procedures pursuant to which management, shall have the authority to engage permissible services from the independent auditors, provided that all such decisions to engage any permissible service shall be reported to the full committee at its next scheduled meeting.

      Prohibited Non-Audit Services: The audit committee shall not engage the independent auditors for non-audit services that would impair the independence of the auditors as described in Section 210.2-01(c)(4) of SEC Regulation S-X.

      Annual Quality Control Review. The committee will obtain and review annually a report by the independent auditors describing the firm’s internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm or by any inquiry or investigation by governmental or professional authorities, within the preceding 5 years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

      In addition, the committee’s annual review of the independent auditors will also include:

•	review and evaluation of the lead partner of the independent auditors for SanDisk’s account.

•	evaluation of such other matters as the committee may consider relevant to the engagement of the auditors, including views of SanDisk management and internal finance employees, and whether the lead partner or auditing firm itself should be rotated, and other staffing matters incident to the review and audit of SanDisk’s financial statements.

      Independent Auditors’ Partner Rotation and Conflicts. The audit committee shall not engage an accounting firm to perform audit, review or attest services unless such accounting firm is independent within the meaning of SEC Regulation S-X and other applicable SEC rules.

Annual Financial Reporting

      In connection with the audit of each fiscal year’s financial statements, the committee will:

•	Discuss Financial Statements with Management: review and discuss the audited financial statements, related accounting and auditing principles and practices, and internal controls assessment with appropriate members of SanDisk’s management.

•	Critical Accounting Policy Report: timely request and receive from the independent auditors the report required in connection with the annual audit pursuant to applicable SEC rules concerning (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles and practices related to material items that have been discussed with SanDisk management, including (i) ramifications of the use of such alternative disclosures and treatments, and (ii) the treatment preferred by the independent auditors, and (c) other material written communications between the independent auditors and SanDisk management, such as any management letter or schedule of unadjusted differences.

•	SAS 61 Review: discuss with the independent auditors the audited financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, including such matters as (1) the quality, as well as acceptability, of the accounting principles applied in the financial statements, (2) new or changed accounting policies, and significant estimates, judgments, uncertainties or unusual transactions, (3) the selection, application and effects of critical accounting policies and estimates applied by SanDisk, (4) issues raised by any “management” or “internal control” letter from the auditors, difficulties encountered in the audit, disagreements with management, or other significant aspects of the audit, and (5) all material off-balance sheet arrangements, contingent and other obligations and relationships with any unconsolidated entities or any other persons which may have a material current or future effect on the financial condition or results of SanDisk and are required to be reported under SEC rules.

•	Review of MD&A: review with appropriate management and auditor representatives SanDisk’s intended disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in SanDisk’s annual report on Form 10-K.

•	Obtain ISB No. 1 Disclosure: receive from the independent auditors a written disclosure and statement of all relationships between the auditors and SanDisk consistent with Independence Standards Board Standard No. 1.

•	Dialogue with Auditors on Independence: actively discuss with the auditors any disclosed relationships or services that may impact the objectivity or independence of the auditors.

•	Review of Audit and Non-Audit Fees: obtain from the independent auditors a statement of the audit fees and other categories of fees billed for the last fiscal year which are required to be disclosed in SanDisk’s proxy statement for its annual meeting under the SEC’s proxy rules, and consider whether the provision of any non-audit services is compatible with maintaining the auditors’ independence.

•	Recommend Filing of Audited Financial Statements: recommend whether or not the audited financial statements should be included in SanDisk’s Annual Report on Form 10-K for filing with the SEC.

Quarterly Financial Reporting

      The committee’s quarterly review will normally include:

•	Quarterly Review: a review of the quarterly financial statements of SanDisk and the results of the independent auditors’ review of these financial statements.

•	Discussion of Significant Matters with Management: management’s analysis of significant matters which relate to (1) the selection, application and effects of critical accounting policies and estimates applied by SanDisk, (2) accounting changes, judgments or extraordinary items relating to the financial statements, (3) the status of any new, proposed or alternative accounting or financial reporting requirements or methods, and (4) all material off-balance sheet arrangements, contingent and other obligations and relationships with any unconsolidated entities or any other persons which may have a material current or future effect on the financial condition or results of SanDisk and are required to be reported under SEC rules.

•	MD&A: SanDisk’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in SanDisk’s quarterly report on Form 10-Q.

•	Earnings Press Release: press release announcing earnings.

•	Reports of Financial Issues: published reports, regulatory or accounting initiatives, or communications from employees, government agencies or others, which raise significant issues concerning SanDisk financial statements or accounting policies.

•	Other Financial Guidance: financial information and earnings guidance provided to the analysts and the public, and to rating agencies, which may be undertaken on a general basis and need not include advance review of such issuance of financial information or guidance.

Other Functions

      Annual Review of this Charter: The committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the board.

      Disclosure and Internal Controls: The committee will periodically review with management SanDisk’s disclosure controls and procedures and internal controls for financial reporting purposes as defined in applicable SEC rules.

      Other Reviews. The committee, as the committee may consider appropriate, may discuss and review with the full board of directors, SanDisk management, internal or outside legal counsel, or the independent auditors any other topics relating to the purpose of the committee which may come to the committee’s attention, including:

•	Officer Certification: certifications from SanDisk’s chief executive officer and chief financial officer which must accompany or be filed with SanDisk’s periodic reports, including any report concerning internal controls required to be made by the signing officers and any significant internal control deficiencies or other matters which are required to be reported to the committee in connection with the certifications.

•	Code of Ethics: the status and implementation of a code of ethics as defined in applicable SEC rules for SanDisk’s chief executive officer and senior financial officers, and a business conduct and ethics code applicable to all SanDisk employees as required by the listing standards.

      Complaints and Anonymous Submissions: the committee shall establish and maintain procedures for (A) the receipt, retention, and treatment of complaints received by SanDisk regarding accounting, internal accounting controls, and auditing matters, and (B) the confidential, anonymous submission by SanDisk employees of concerns regarding questionable accounting or auditing matters.

      Related Party Approvals. As required by the listing standards, the audit committee shall review and approve all transactions between SanDisk and a “related party,” as such term is defined in the listing standards.

Meetings, Reports and Resources of the Committee

      Quarterly and Other Meetings. The committee will meet at least quarterly. The committee may also hold special meetings or act by unanimous written consent as the committee may decide.

      The committee, to the extent required by the listing standards and as it may otherwise determine to be appropriate, will meet in separate executive sessions with the remainder of the board of directors, chief financial officer, controller or principal accounting officer, and representatives of the independent auditors, and may meet with other SanDisk employees, agents or representatives invited by the committee.

      Procedures. The committee may establish its own procedures, including the formation and delegation of authority to subcommittees, in a manner not inconsistent with this charter, the bylaws or the listing standards. The chairperson or majority of the committee members may call meetings of the committee. A majority of the authorized number of committee members shall constitute a quorum for the transaction of committee business, and the vote of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee, unless in either case a greater number is required by this charter, the bylaws or the listing standards. The committee shall keep written minutes of its meetings and deliver copies of the minutes to the corporate secretary for inclusion in the corporate records.

      Reports. The committee will timely prepare the audit committee report required to be included in SanDisk’s annual meeting proxy statement, and report to the board on the other matters relating to the committee or its purposes, as required by the listing standards, applicable federal law or SEC rules.

      The committee will also report to the board annually the overall results of the annual review of the independent auditors and their independence.

      Committee Access and Resources. The committee is at all times authorized to have direct, independent access to the independent auditors and to SanDisk’s other directors, management and personnel to carry out the committee’s purposes. The committee is authorized to communicate in confidence with any of these individuals.

      The committee is authorized to conduct investigations, and to retain, at the expense of SanDisk, independent legal, accounting, or other professional consultants selected by the committee, for any matters relating to the purposes of the committee. SanDisk shall provide for adequate funding, as determined by the audit committee, for payment of compensation to the independent auditors for their audit and review reports, and to advisers engaged by the audit committee.

      Nothing in this charter is intended to preclude or impair the protection provided in Section 141(e) of the Delaware General Corporation Law for good faith reliance by members of the committee on reports or other information provided by others.

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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 — Dr. Eli Harari	☐	☐	04 — Dr. James D. Meindl	☐	☐

02 — Irwin Federman	☐	☐	05 — Alan F. Shugart	☐	☐

03 — Judy Bruner	☐	☐

B	Issues

The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	Proposal to ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 2003.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy — SanDisk Corporation

This proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting to be held on June 3, 2003.

Eli Harari and and Charles Van Orden, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of SanDisk Corporation (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders on June 3, 2003, and at any adjournments or postponements thereof, as follows:

The Board of Directors recommends a vote FOR the election of Directors and FOR proposal 2. This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the proposals and, at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted.

YOUR VOTE IS IMPORTANT.

SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)